As filed with the Securities and Exchange Commission on May 15, 1998.

                                              Registration No. 333-



                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM S-8

                        Registration Statement Under
                         The Securities Act of 1933

                              OTR EXPRESS, INC.
           (Exact name of registrant as specified in its charter)

        Kansas                                                48-0993128
(State or other jurisdiction                                (I.R.S.Employer
of incorporation)                                          Identification No.)

                              OTR EXPRESS, INC.
                            AMENDED AND RESTATED
                           1996 STOCK OPTION PLAN
                           (Full title of plans)

            Gary J. Klusman, President and Chief Executive Officer
                              OTR Express, Inc.
                         804 North Meadowbrook Drive
                            Olathe, Kansas  66062
                   (Name and address for agent of service)

                               (913) 829-1616
                      (Telephone number, including area
                         code, for agent of service)

                       CALCULATION OF REGISTRATION FEE

Title of                          Proposed         Proposed       Amount
Securities        Amount          maximum          maximum        of
to be             to be           offering price   aggregate      registration
registered        registered      per share        offering price fee
Common Stock,     80,000          $6.125<FN1>      $490,000       $144.55
par value $.01
per share

                                INTRODUCTION

<FN1>    Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low sales price of the Corporation's Common Stock as reported on The Nasdaq Stock Market, Inc. on May 12, 1998.

          This Registration Statement on Form S-8 is filed by OTR Express, Inc. (the "Corporation") relating to 80,000 shares of its Common Stock, par value $.01 per share ("Common Stock") issuable pursuant to the OTR Express, Inc. Amended and Restated 1996 Stock Option Plan. The contents of the Corporation's Registration Statement on Form S-8 (File No. 333-13503) as filed with the Securities and Exchange Commission (the "Commission") on October 3, 1996, are incorporated herein by reference.

                                   PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.            Exhibits.

               Exhibit No.                      	Description

               4.1	            Articles of Incorporation, as amended of the
                               Corporation (incorporated by reference from
                               Exhibit 3(a) to Form 10-K for the year ended
                               December 31, 1995 (SEC File No. 1-19773).

               4.2	            Restated Bylaws of the Corporation
                               (incorporated by reference from Exhibit 3(b) to Form 10-K for the year ended December 31, 1995 (SEC File No. 1-19773)).

               4.3 Form of Stock Certificate (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registration Statement on Form S-18 (SEC File No. 33-44422FW).

              5               	Opinion of Counsel (relating to the legality
                               of the securities being registered).

              23.1            	Consent of Independent Accountants

              23.2            	Consent of Counsel (included in Exhibit 5).

              24.1            	Power of Attorney (included on signature page).

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 15th day of May, 1998.


                                    OTR EXPRESS, INC.



                                    By /s/ Gary J. Klusman
                                          Gary J. Klusman
                                          President and Chief Executive
                                          Officer



                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Gary J. Klusman, Steven W. Ruben and Gregory G. Johnson, or any of them, his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                    Title                            Date


/s/ Gary J. Klusman        President and Chief                 May 15, 1998
Gary J. Klusman            Executive Officer and Director


/s/ Steven W. Ruben        Vice President-Finance,             May 15, 1998
Steven W. Ruben            Chief Financial Officer and
                           Principal Accounting Officer

                           Director                            May 15, 1998
James P. Anthony


                           Director                            May 15, 1998
Frank Becker


/s/ Terry G. Christenberry Director                            May 15, 1998
Terry G. Christenberry


/s/ Charles M. Foudree     Director                            May 15, 1998
Charles M. Foudree


/s/ Dean W. Graves         Director                            May 15, 1998
Dean W. Graves


/s/ Ralph E. MacNaughton   Director                            May 15, 1998
Ralph E. MacNaughton


/s/ Janice K. Ward         Director                            May 15, 1998
Janice K. Ward


/s/ William P. Ward        Chairman of the Board and Director  May 15, 1998
William P. Ward

                                INDEX TO EXHIBITS

Exhibit Number        Description


     5 Opinion of Counsel (as to the legality of the securities being registered).

    23.1                Consent of Independent Accountants.